Exhibit 4.GG

AFTER RECORDING, PLEASE RETURN TO
AND SEND TAX NOTICES TO:
Clover Nevada LLC
c/o Elko Mining Group LLC
905 Railroad Street, Suite 101
Elko, Nevada 89801

APN’s: 010-420-01, 098-701-94, 098-701-95, 098-702-21,
098-702-22, 098-702-37, 098-702-41, 098-703-34

The undersigned affirm that this document does not
contain the personal information of any person

AGREEMENT

This Agreement is made effective as of August _____, 2016 (“Effective Date”), by and among CLOVER NEVADA LLC, a Nevada limited liability company whose address for purposes of this Agreement is c/o Elko Mining Group LLC, 905 Railroad Street, Suite 101, Elko, Nevada 89801 (“CN”), the PHOENIX JOINT VENTURE, a Nevada joint venture which presently consists of Madison Enterprises (Nevada) Inc., a Nevada corporation, and Nevada Royalty Corp., a Nevada corporation, whose address for purposes of this Agreement is c/o Battle Mountain Gold Inc., 300 –1055 West Hastings Street, Vancouver, British Columbia, Canada V6E 2E9 (“PJV”), and GOLD STANDARD VENTURES CORP., a British Columbia corporation whose address for purposes of this Agreement is 610 – 815 West Hastings Street, Vancouver, British Columbia, Canada V6C 1B4 (“GSV”). CN, PJV and GSV are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. In a Quitclaim Deed with Reserved Royalty on Mineral Production dated December 27, 2007 and recorded in the official records of Lander County as document number 250304 (the “2007 Deed”), Victory Exploration Inc. conveyed to PJV the real property described in Exhibit A hereto (the “Property”), which Property is located in Lander County, Nevada, but reserved to itself a royalty (the “Royalty”) on any production of minerals from the Property. The rate of the Royalty, as set forth in Section 3 of the 2007 Deed, is five percent (5.0%) of gross value as to gold and silver, and four percent (4.0%) of net smelter returns as to all other minerals.

B. CN is the successor in interest to Victory Exploration Inc. and is the current owner of the Royalty.

C. PJV remains the current owner of the Property.

D. GSV has acquired, or intends to acquire, an interest in an affiliate of Madison Enterprises (Nevada) Inc., and is therefore concerned with the Royalty that burdens the Property.

027-2

E. By agreement made effective June 10, 2016 (the “Amendment Agreement”, and the 2007 Deed, as amended by the Amendment Agreement, being, the “Amended 2007 Deed”), the Parties agreed to amend the 2007 Deed to, inter alia, lower the Royalty rate on gold and silver in exchange for certain consideration provided to CN as more particularly set out therein.

F. The Parties wish to amend the Amendment Agreement on the terms and conditions set out herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, incorporating the Recitals set forth above, undertake and agree as follows:

1. Definitions. Capitalized words and phrases used but not otherwise defined herein shall have the meanings ascribed to such words and phrases in the Amendment Agreement.

2. Adjustment to Initial Reduction Conditions. Section 1 of the Amendment Agreement is hereby deleted in its entirety and replaced by the following:

“1. Reduction of Royalty Rate. In consideration of GSV’s payment to CN or its designee of $925,000.00 and GSV’s delivery to CN or its designee of 532,864 validly-issued common shares in the capital of GSV (the “Initial Reduction Conditions”) free and clear of any liens and encumbrances (the “Initial Shares”) the Royalty rate on gold and silver shall be reduced from five percent (5.0%) to three and one-half percent (3.5%). GSV agrees that if on the 180th calendar day after the Effective Date (the “First True-Up Date”) the Applicable Closing Price for the common shares in the capital of GSV (the “Common Shares”) is less than $1.7359, GSV shall issue to CN or its designee, within thirty (30) calendar days of the First True-Up Date, that number of Common Shares (the “First True-Up Shares”), which is equal to $925,000.00 divided by the Applicable Closing Price on the First True-Up Date, minus the Initial Shares, free and clear of any liens and encumbrances; provided that the number of First True-Up Shares shall not exceed 94,000 Common Shares, and such issuance shall satisfy GSV’s obligation to issue to CN the First True-Up Shares. For the purposes of this Agreement, the “Applicable Closing Price” for any date shall be the closing price for the Common Shares on the TSX Venture Exchange on the trading day immediately prior to such date, converted into United States Dollars using the Bank of Canada’s noon spot rate for the conversion of Canadian Dollars into United States Dollars on such trading day.”

3. Adjustment to Potential Further Reduction of Royalty Rate. Section 2 of the Amendment Agreement is hereby deleted in its entirety and replaced by the following:

“2. Potential Further Reduction of Royalty Rate. PJV and GSV shall have the collective right (the “Further Reduction Right”) to further reduce the Royalty rate on gold and silver from three and one-half percent (3.5%) to two and one-half percent (2.5%), upon (but only upon) completion of both of the following conditions (the “Further Reduction Conditions”) by no later than two (2) years after the Effective Date (the “Further Reduction Period”):

a.	payment to CN or its designee of $1,075,000.00, in immediately available funds; and

027-2	2

b.	delivery to CN or its designee of an additional amount of Common Shares (the “Subsequent Shares”), which Subsequent Shares must and shall be free and clear of any liens and encumbrances. The required number of Subsequent Shares shall be determined by dividing $1,075,000.00 by the Applicable Closing Price on the date on which the Further Reduction Right is exercised; provided, however, that if on the 180th calendar day after the exercise of the Further Reduction Right (the “Second True-Up Date”) the Applicable Closing Price for the Common Shares is less than the Applicable Closing Price on the date on which the Further Reduction Right was exercised, GSV shall issue to CN or its designee, within thirty (30) calendar days of the Second True-Up Date, that number of Common Shares (the “Second True-Up Shares”) which is equal to $1,075,000.00 divided by the Applicable Closing Price on the Second True-Up Date, minus the Subsequent Shares, free and clear of any liens and encumbrances. Should GSV be prohibited under applicable securities laws or the policies of any stock exchange upon which the Common Shares of GSV are then listed from issuing to CN the Second True-Up Shares in full (after using commercially reasonable efforts to do so), GSV shall issue to CN the maximum number of Common Shares permitted to be issued under applicable securities laws or such exchange policies, and such issuance shall satisfy GSV’s obligation to issue to CN the Second True-Up Shares.

Notwithstanding the foregoing, PJV and GSV shall have the collective right (the “Further Reduction Extension Option”) to extend the Further Reduction Period until the date which is three (3) years after the Effective Date (the “Further Reduction Extension Period”), upon (but only upon) completion of both of the following conditions (the “Further Reduction Extension Conditions”) by the date which is no later than sixty (60) calendar days prior to the expiry of the Further Reduction Period:

a.	PJV and GSV collectively notify CN or its designee in writing of their election to exercise the Further Reduction Extension Option; and

b.	payment to CN or its designee of $250,000, in immediately available funds.

The Further Reduction Right shall terminate automatically, without any further reduction in the Royalty rate, at the end of the Further Reduction Period if PJV and GSV collectively have failed to either fully-satisfy the Further Reduction Conditions or exercise the Further Reduction Extension Option and fully-satisfy the Further Reduction Extension Conditions. For the avoidance of doubt, upon the exercise of the Further Reduction Extension Option, PJV and GSV collectively must fully-satisfy the Further Reduction Conditions and the Further Reduction Extension Conditions in accordance with the terms and conditions of this Agreement in order to exercise the Further Reduction Right during the Further Reduction Extension Period.”

4. Timing Consideration and Termination Right. Notwithstanding anything to the contrary herein, GSV hereby agrees to satisfy the Initial Reduction Conditions in full on or before the date which is five (5) business days following the Effective Date (the “Termination Date”). In the event that GSV fails to satisfy both of the Initial Reduction Conditions in full on or before the Termination Date, CN shall have the right (exercisable in its sole and absolute discretion) to

027-2	3

terminate this Agreement and the Amendment Agreement in its and their entirety.

5. Monetary References. Except for explicit references to Canadian Dollars, all monetary references herein are to United States Dollars.

6. Communications. All communications required or contemplated under this Agreement shall be in writing and delivered by hand or sent by mail or by private courier company to the addresses set forth in the first paragraph of this Agreement. Any Party may, by written notice so delivered to the other Parties, change the address to which delivery shall thereafter be made. Any such communication shall be deemed effective as of the date and time it is actually received.

7. Entire Agreement; Conflicts. This Agreement, together with its Exhibits, and the Amended 2007 Deed, together with its Exhibits, collectively represent the entire agreement among the Parties with respect to the subject matter hereof and thereof and shall supersede all prior discussions, negotiations, statements, representations and agreements by and among the Parties, whether verbal or written. Notwithstanding anything to the contrary herein or therein, in the event of a conflict in or between the provisions of this Agreement and the provisions of the Amended 2007 Deed, the provisions of this Agreement will prevail and govern and the provisions of the Amended 2007 Deed will be deemed to be amended to the extent necessary to eliminate such conflict.

8. Amendments. This Agreement may not be amended or supplemented except by an instrument in writing signed by all Parties.

9. Construction and Enforcement. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to choice or conflict of law principles that would result in the application of the laws of any other jurisdiction. Each of the Parties, on behalf of itself and its successors, hereby agrees to the exclusive jurisdiction of the courts of the state of Nevada or the federal district court for the District of Nevada, as may be applicable, in respect of any disputes arising hereunder, with venue to be in the state of Nevada. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof. This Agreement may be specifically enforced. This Agreement shall be construed as though all Parties drafted it.

10. Survival. All provisions of this Agreement shall survive the satisfaction of the Initial Reduction Conditions and, if it occurs, the satisfaction of the Further Reduction Conditions and Further Reduction Extension Conditions, and shall continue until such time as their existence is of no benefit to any Party or its successors; provided that each Party hereby acknowledges and agrees that no provision of this Agreement and the Amendment Agreement shall survive termination by CN pursuant to Section 4 hereof.

11. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors.

12. Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute a single and complete instrument.

027-2	4

13. Amendment to Amended 2007 Deed. The Amended 2007 Deed is hereby amended with all necessary changes made to incorporate and give effect to the provisions of this Agreement. Save as aforesaid, all other terms and provisions of the Amended 2007 Deed shall remain unchanged and in full force and effect.

14. Effect of Agreement. Notwithstanding anything to the contrary herein, no reduction of the Royalty or amendment to the 2007 Deed contemplated herein or in the Amendment Agreement shall be of any force or effect until both of the Initial Reduction Conditions have been satisfied by PJV and GSV in full in accordance with the terms and conditions of this Agreement.

[signature page follows]

027-2	5

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated in the acknowledgements below, but effective as of the Effective Date.

CN:

CLOVER NEVADA LLC, a Nevada limited
liability company

By Signed”Richard Wells”
	Name	Richard Wells
	Title	Authorized Signatory

PJV:

The PHOENIX JOINT VENTURE, a Nevada
joint venture

By its Participants:

MADISON ENTERPRISES (NEVADA)
INC., a Nevada corporation

	By	Signed “Ian Brown”
	Name	Ian Brown
	Title	Chief Financial Officer

NEVADA ROYALTY CORP., a Nevada
corporation

	By	Signed “Brian Lupien”
	Name	Brian P. Lupien
	Title	Treasurer

GSV:

GOLD STANDARD VENTURES CORP., a
British Columbia corporation

	By	Signed “Richard Silas”
	Name	Richard Silas
	Title	Corporate Secretary

027-2	6

PROVINCE
~~STATE~~ OF	ONTARIO	)
CITY		: ss.
~~COUNTY~~ OF	TORONTO	)

On this __17____ day of August, 2016, personally appeared before me, a Notary Public, ___Richard Wells_, the Authorized Signatory of CLOVER NEVADA LLC, a Nevada limited liability company, who acknowledged that he or she executed the above instrument on behalf of said company.

SIGNED “Richard Wells”
[seal]

NOTARY PUBLIC, residing at
My commission expires:	N/A	Toronto, Ontario

STATE/PROVINCE OF British Columbia		)
: ss.
~~COUNTY~~/MUNICIPALITY OF Vancouver	)

On this 18 day of August, 2016, personally appeared before me, a Notary Public, IAN DAVID BROWN_, the CHIEF FINANCIAL OFFICER of MADISON ENTERPRISES (NEVADA) INC., a Nevada corporation, which is a Participant in the Phoenix Joint Venture, a Nevada joint venture, who acknowledged that he or she executed the above instrument on behalf of said corporation.

FILIP de SAGHER
Notary Public
2515 Alma Street
Vancouver, BC
V6R 3E8
Tel: 604-221-4343

Signed “”Filip de Sagher”
[seal]
NOTARY PUBLIC, residing at
My commission expires:N/A

027-2 7

STATE OF IDAHO	)
: ss.
COUNTY OF KOOTENAI	)

On this 22_ day of August, 2016, personally appeared before me, a Notary Public, Brien Lupien , the Treasurer of NEVADA ROYALTY CORP., a Nevada corporation, which is a Participant in the Phoenix Joint Venture, a Nevada joint venture, who acknowledged that he or she executed the above instrument on behalf of said corporation.

LEE L. WHEELER JR.
NOTARY PUBLIC
STATE OF IDAHO

[seal]		Signed “Lee Wheeler Jr”
NOTARY PUBLIC, residing at
My commission expires:	01/26/2018	Coeur d’Alene, ID

STATE/PROVINCE OF BRITISH COLUMBIA	)
: ss.
COUNTY/MUNICIPALITY OF Vancouver	)

On this 18 day of August, 2016, personally appeared before me, a Notary Public, Richard Silas _, the Corporate Secretary of GOLD STANDARD VENTURES CORP., a British Columbia corporation, who acknowledged that he or she executed the above instrument on behalf of said company.

Signed “David Watts”
[seal]
NOTARY PUBLIC, residing at
My commission expires:	N/A

David Watts, Notary Public
1602 – 675 West Hastings Street
Vancouver, BC V6B 1N2
Tel: 604-685-7786 Fax: 604-685-7796
Email: david@davidnotary.com

027-2	8

Exhibit A

Property

See attached 11 pages.

027-2	9

0258304 Book 592 Page 420 02/01/2008 Page 10 of 20

BattleMt

EXHIBIT A

LANDER COUNTY, NEVADA

BATTLE MOUNTAIN MINING DISTRICT

Patented property of F. W. Lewis, Inc.

New Silver dream #6 U. S. Survey No. 5048
Robert Emmett U. S. Survey No.59 Parcel No. 98-702-21
Eureka U. S. Survey No. 60 Parcel No.98-702-22
October U. S. Survey No. 4380 Parcel No. 98-702-41
Alps Mine and Company U. S. Survey No. 3742 Parcel No. 98-701-95
Weimer Burr U S. Survey No, 3074 Parcel No. 98-702-37
Hoosac Lode and Company U. S. 3742 (excepting a small portion of this claim that is South and not contiguous to the other property) Parcel No. 98-701-94

Styles Farm Parcel No. 10-420-01. Approximately 5 acres with water rights as follows: T. 31, N, R. 43 E., MDBM, Section 11 SE ¼ NW ¼ SW ¼ SW ¼; N ½ NE ¼ SW ¼ SW ¼ SW ¼; E ½ SW ¼ NW ¼ SW ¼ SW ¼.

Unpatented property of F. W. Lewis, Inc.

RECD - BLM - NSO
8:00 AM FEB 06 2008

Claim Names	Book	Page	NMC
Antler Ext. No. 1	275	417	385042
Antler Ext. No. 2	275	418	385043
Antler Ext. No. 3	275	419	385044
Antler Ext. No. 4	275	420	385045
Antler Ext. No. 5	275	421	385046
Antler Ext. No. 6	275	422	385047
Antler Ext. No. 7	275	423	385048
Antler Ext. No. 8	275	424	385049
Antler Ext. No. 9	275	425	385050
Antler Ext. No. 10	275	426	385051
Antler No. 1	189	443	181854
Antler No. 2	189	444	181855
Antler No. 3	189	445	181856
Antler No. 4	189	446	181857
Antler No. 5	189	447	181858

1

0250304 Book 682 Page 131 02/01/2008 Page 11 of 20

Antler No. 6	189	448	181859
Antler No. 7	189	449	181860
Antler No. 8	189	450	181861
Antler No. 9	189	451	181862
Antler No. 10	189	452	181863
Antler No. 11	189	453	181864
Antler No. 12	189	454	181865
Antler No. 13	189	455	181866
Antler No. 14	189	456	181867
Antler No. 15	189	457	181868
Antler No. 16	189	458	181869
Antler No. 17	189	459	181870
Antler No. 18	189	460	181871
Antler No. 19	189	461	181872
Antler No. 20	189	462	181873
Antler No. 21	189	463	181874
Antler No. 22	189	464	181875
Antler No. 23	189	465	181876
Antler No. 24	189	466	181877
Antler No. 25	189	467	181878
Antler No. 26	189	468	181879
Antler No. 27	189	469	181880
Antler No. 28	196	278	200025
Antler No. 29	196	279	200026
Antler No. 30	196	280	200027
Antler No. 31	196	281	200028
Antler No. 32	196	282	200029
Antler No. 33	196	283	200030
Antler No. 34	196	284	200031
Antler No. 35	196	285	200032
Antler No. 36	196	286	200033
AP No. 1 PL	212	344	241342
AP No. 2 PL	212	345	241343
AP No. 3 PL	212	346	241344
AP No. 4 PL	212	347	241345
AP No. 5 PL	212	348	241346
April	4	64	97906
Battle	210	185	241290
Battle No. 1	210	186	241291
Battle No. 2	210	187	241292
Bear Paw	9	281	102415

REC'D - BLM - NSO

2

--

0250304 Book [illegible] Page [illegible] 02/01/2008 Page [illegible]

Amended	221	553	
Bear Paw No. 1	9	282	102416
Amended	221	554	
Bear Paw No. 2	210	190	241293
Bear Paw No. 3	210	191	241294
Bear Paw No. 4	9	373	102417
Amended	221	557	
Bear Paw No. 5	9	374	102418
Amended	221	558	
Bear Paw No. 6	11	400	102419
Amended	221	559	
Buena Vista Fr. No. 1	214	197	245427
Buena Vista Fr. No. 2	214	198	245428
Buena Vista Fr. No. 3	221	412	260267
Buena Vista Fr. No. 4	221	413	260268
Buena Vista Fr. No. 5	221	414	260269
Buena Vista Fr. No. 6	221	415	260270
Buena Vista Fr. No. 7	221	416	260271
Buena Vista No. 1	177	314	151268
Buena Vista No. 2	177	315	151269
Buena Vista No. 3	177	316	151270
Buena Vista No. 4	177	317	151271
Buena Vista No. 5	177	318	151272
Buena Vista No. 6	177	319	151273
Buena Vista No. 7	177	320	151274
Buena Vista No. 8	177	321	151275
Buena Vista No. 9	177	322	151276
Buena Vista No. 10	177	323	151277
Buena Vista No. 11	177	324	151278
Buena Vista No. 12	177	325	151279
Buena Vista No. 13	177	326	151280
Buena Vista No. 14	180	28	159544
Buena Vista No. 15	180	29	159545
Buena Vista No. 16	180	30	159546
Buena Vista No. 17	189	482	181887
Buena Vista No. 18	189	483	181888
Buena Vista No. 19	189	484	181889
Buena Vista No. 20	189	485	181890
Buena Vista No. 21	189	486	181891
Buena Vista No. 22	189	487	181892
Buena Vista No. 23	189	488	181893

REC'D - BLM - NSO
9:00 A.M. FEB 06 2008

3

0250304 Book 582 Page 423 02/01/2008 Page 15 of 20

BVD No. 1 PL	212	324	241352
BVD No. 2 PL	212	325	241353
BVD No. 3 PL	212	326	241354
BVD No. 4 PL	212	327	241355
BVD No. 5 PL	212	328	241356
BVD No. 6 PL	212	329	241357
BVD No. 7 PL	212	330	241358
BVD No. 8 PL	212	331	241359
BVD No. 9 PL	212	332	241360
BVD No. 10 PL	212	333	241361
BVD No. 11 PL	212	334	241362
Driscol Ext. No. 5	210	180	241287
Driscol Ext. No. 6	210	181	241288
Driscol Ext. No. 7	210	182	241289
Driscol Ext. No. 8	177	306	151260
Driscol Ext. No. 9	177	307	151261
Driscol Ext. No. 10	177	308	151262
Driscol Ext. No. 11	177	309	151263
Amended	224	300	
Driscol Ext. No. 12	177	310	151264
Amended	224	301	
Driscol Ext. No. 13	177	311	151265
Amended	224	302	
Driscol Ext. No. 14	177	312	151266
Driscol Ext. No. 15	177	313	151267
Driscol Ext. No. 16	190	151	183430
Driscol Ext. No. 17	190	152	183431
Driscol Ext. No. 18	190	153	183432
Driscol Ext. No. 19	190	154	183433
Driscol Ext. No. 20	190	155	183434
Driscol Ext. No. 21	190	156	183435
Driscol Ext. No. 22	190	157	183436
Driscol Ext. No. 23	190	158	183437
Driscol Ext. No. 24	190	159	183438
Driscol Ext. No. 25	190	160	183439
Driscol Ext. No. 26	190	161	183440
Driscol Ext. No. 27	190	162	183441
Driscol Ext. No. 28	190	163	183442
Amended	224	303	
Driscol Ext. No. 29	190	164	183443
Amended	224	304	

REC'D - BLM - NSO
FEB 06 2008

4

0250304 Book 563 Page 674 02/01/2008 Page 14 of 20

Driscol Ext. No. 30	190	165	183444
Amended	224	305	
Driscol Ext. No. 31	190	166	183445
Amended	224	306	
Driscol Ext. No. 32	190	167	183446
Amended	224	307	
Driscol Ext. No. 33	190	168	183447
Amended	224	308	
Driscol Ext. No. 34	190	169	183448
Amended	224	309	
Driscol Ext. No. 37	190	170	183449
Amended	224	310	
Driscol Ext. No. 38	190	171	183450
Amended	224	311	
Driscol Ext. No. 39	190	172	183451
Amended	224	312	
Driscol Ext. No. 40	190	173	183452
Amended	224	313	
Driscol Ext. No. 41	190	174	183453
Driscol Ext. No. 42	190	175	183454
Amended	224	314	
Driscol Ext. No. 43	212	342	241347
Driscol Ext. No. 44	224	316	271305
Driscol Ext. No. 45	224	317	271306
Driscol Ext. No. 46	224	318	271307
Driscol Ext. No. 47	224	319	271308
Driscol Ext. No. 48	224	320	271309
Driscol Ext. No. 49	224	321	271310
Driscol High Grade	22	248	70523
Driscol No. 1	22	249	70524
Amended	221	560	
Driscol No. 2	22	249	70525
Amended	221	561	
Driscol No. 3	22	250	70526
Amended	221	562	
Driscol No. 4	2	34	70527
Amended	221	563	
Driscol No. 5	2	62	70528
Amended	221	564	
Driscol No. 6	2	63	70529
Amended	221	565	

REC'D - BLM - NSO
AM FEB 06 2008

5

0250304 02/01/2006

Driscol No. 7	2	64	70530
Amended	221	566	
Driscol No. 8	2	65	70531
Driscoll No. 9	7	234	70532
Driscoll No. 10	7	235	70533
Driscoll No. 11	7	236	70534
Driscoll No. 12	7	237	70535
Driscoll No. 13	7	238	70536
Amended	221	567	
Driscoll No. 14	7	239	70537
Amended	221	568	
Amended	408	467	
Driscoll No. 15	7	240	70538
Amended	221	569	
Duck Fraction	277	463	387880
Honey Bear No. 1	217	143	251629
Honey Bear No. 2	217	144	251630
Honey Bear No. 3	217	145	251631
Honey Bear No. 4	217	146	251632
Honey Bear No. 5	217	147	251633
Honey Bear No. 6	217	148	251634
Honey Bear No. 7	217	149	251635
Honey Bear No. 8	217	150	251636
Honey Bear No. 9	217	151	251637
Honey Bear No. 10	217	152	251638
Honey Bear No. 11	217	153	251639
Honey Bear No. 12	217	154	251640
Honey Bear No. 13	217	155	251641
Honey Bear No. 14	217	156	251642
Honey Bear No. 15	217	157	251643
Honey Bear No. 16	217	158	251644
Honey Bear No. 17	217	159	251645
Honey Bear No. 18	217	160	251646
Honey Bear No. 19	217	161	251647
Honey Bear No. 20	217	162	251648
Honey Bear No. 21	217	163	251649
Honey Bear No. 22	217	164	251650
Honey Bear No. 23	217	165	251651
Honey Bear No. 24	217	166	251652
LC No. 1	212	350	241315
LC No. 2	212	351	241316

RECD - BLM - NSO
AM FEB 06 2006

6

0250304 Book 857 Page 476 02/01/2008 Page 16 of 20

LC No. 3A	212	352	241317
LC No. 3B	212	353	241318
LC No. 4	212	354	241319
LC No. 5	212	355	241320
LC No. 6	212	356	241321
LC No. 7	212	357	241322
LC No. 8	212	358	241323
Amended	224	295	
LC No. 9	212	359	241324
Amended	224	359	
LC No. 10	212	360	241325
LC No. 11	212	361	241326
LC No. 12	212	362	241327
LC No. 13	212	363	241328
LC No. 14	212	364	241329
LC No. 15	212	365	241330
LC No. 16	212	366	241331
LC No. 17	212	367	241332
LC No. 18	212	368	241333
LC No. 19	212	369	241334
LC No-. 20	212	370	241335
LC No. 21	212	371	241336
LC No. 22	212	372	241337
LC No. 23	212	373	241338
LC No. 24	212	374	241339
LC No. 25	212	375	241340
Amended	224	297	
LC No. 26	212	376	241341
Amended	224	298	
LC No. 27	224	287	271311
LC No. 28	224	288	271312
LC No. 29	224	289	271313
LC No. 30	224	290	271314
LC No. 31	224	291	271315
LC No. 32	224	292	271316
NKL No. 1	190	214	183881
NKL No. 2	190	215	183882
NKL No. 3	190	216	183883
NKL No. 4	190	217	183884
NKL No. 5	190	218	183885
NKL No. 6	190	219	183886

RECD - BLM - NSO
FEB 06 2008

7

0256304 Book 307 Page 427 02/01/2008 Page 13 of 20

NKL No. 7	190	220	183887
NKL No. 8	190	221	183888
NKL No. 9	190	222	183889
NKL No. 10	190	223	183890
NKL No. 11	190	224	183891
NKL No. 12	190	225	183892
NKL No. 13	190	226	183893
NKL No. 14	190	227	183894
NKL No. 15	190	228	183895
NKL No. 16	190	229	183896
NKL No. 17	190	230	183897
NKL No. 19	190	232	183899
NKL No. 20	190	233	183900
NKL No. 21	190	234	183901
NKL No. 22	212	339	241348
NKL No. 22	214	187	245418
NKL No. 23	212	340	241349
NKL No. 23	214	188	245419
NKP No. 1 PL	190	259	183860
NKL No. 2 PL	190	260	183861
NKL No. 3 PL	190	261	183862
NKL No. 4 PL	190	262	183863
NKL No. 5 PL	190	263	183864
NKL No. 6 PL	190	264	183865
NKL No. 7 PL	190	265	183866
NKL No. 8 PL	190	266	183867
NKL No. 9 PL	190	267	183868
NKL No. 10 PL	190	268	183869
NKL No. 11 PL	190	269	183870
NKL No. 12 PL	190	270	183871
NKL No. 13 PL	190	271	183872
NKL No. 14 PL	190	272	183873
NKL No. 15 PL	190	273	183874
NKP No. 16 PL	190	274	183875
NKL No. 17 PL	190	275	183876
NKL No. 19 PL	190	277	183878
NKL No. 20 PL	190	278	183879
NKL No. 21 PL	190	279	183880
NKL No. 22 PL	212	336	241350
NKL No. 23 PL	212	337	241351
Perspiration Ext. No. 1	275	409	385034

RECD - BLM - NSO FEB 08 2008

8

0250304 Book 567 Page 379 02/01/2008 Page 16 of 20

Perspiration Ext. No. 2	275	410	385035
Perspiration Ext. No. 3	275	411	385036
Perspiration Ext. No. 4	275	412	385037
Perspiration Ext. No. 5	275	413	385038
Perspiration Ext. No. 6	275	414	385039
Perspiration Ext. No. 7	275	415	385040
Perspiration Ext. No. 8	275	416	385041
Perspiration No. 1	2	66	97903
Perspiration No. 2	13	155	97904
Perspiration No. 3	13	156	97905
Perspiration No. 4	190	177	183455
Perspiration No. 5	190	178	183456
Perspiration No. 6	190	179	183457
Perspiration No. 7	190	180	183458
Perspiration No. 8	190	181	183459
Perspiration No. 9	190	182	183460
Perspiration No. 10	190	183	183461
Perspiration No. 11	190	184	183462
Perspiration No. 12	190	185	183463
Perspiration No. 13	190	186	183464
Perspiration No. 14	190	187	183465
Perspiration No. 15	190	188	183466
Perspiration No. 16	190	189	183467
Perspiration No. 17	190	190	183468
Perspiration No. 18	190	191	183469
Perspiration No. 19	190	192	183470
Perspiration No. 20	190	193	183471
Perspiration No. 21	190	194	183472
Perspiration No. 22	190	195	183473
Perspiration No. 23	190	196	183474
Perspiration No. 24	190	197	183475
Perspiration No. 25	190	198	183476
Perspiration No. 26	190	199	183477
Perspiration No. 27	190	200	183478
Perspiration No. 28	190	201	183479
Perspiration No. 29	190	202	183480
Perspiration No. 30	190	203	183481
Perspiration No. 31	190	204	183482
Perspiration No. 32	190	205	183483
Perspiration No. 33	190	206	183484
Perspiration No. 34	190	207	183485

REC'D - BLM - NSO
FEB 06 2008

9

0256304 Book 562 Page 439 02/01/2008 Page 19 of 20

Perspiration No. 35	190	208	183486
Perspiration No. 36	190	209	183487
Perspiration No. 37	190	210	183488
Perspiration No. 38	190	211	183489
Perspiration No. 39	190	212	183490
Roid No. 1 Fraction	293	28	418380
Roid No. 2 Fraction	293	29	418381
SC No. 1	224	270	271317
SC No. 2	224	271	271318
SC No. 3	224	272	271319
SC No. 4	224	273	271320
SC No. 5	224	274	271321
SC No. 6	224	275	271322
SC No. 7	224	276	271323
SC No. 8	224	277	271324
SC No. 9	224	278	271325
SC No. 10	224	279	271326
SC No. 11	224	280	271327
SC No. 12	224	281	271328
SC No. 13	224	282	271329
SC No. 14	224	283	271330
SC No. 15	224	284	271331
SC No. 16	224	285	271332
Silver Dream No. 1	213	261	243533
New Silver Dream No. 2	343	196	589457
New Silver Dream No. 3	343	198	589458
Silver Dream No. 4	213	264	243536
Silver Dream No. 5	213	265	243537
Silver Dream No. 7	213	266	243538
Silver Dream No. 8	213	267	243539
Silver Dream No. 9	177	302	151241
Silver Dream No. 10	177	303	151242
Silver Dream No. 11	177	304	151243
Surprise Fraction No. 1	214	190	245420
Surprise Fraction No. 2	214	191	245421
Surprise Fraction No. 3	214	192	245422
Surprise Fraction No. 4	214	193	245423
Surprise Fraction No. 5	214	194	245424
Surprise Fraction No. 6	214	195	245425
Surprise Fraction No. 7	214	196	245426
Surprise No. 5	180	24	159540

REC'D - BLM - NSO
9:00 AM FEB 06 2008

10

0256304 Book 550 Page 430 02/01/2006 Page 20 of 20

Surprise No. 6	180	25	159541
Surprise No. 7	180	27	159542
Surprise No. 8	180	28	159543
Surprise No. 9	181	584	166987
Amended	221	571	
Surprise No. 10	181	585	166988
Amended	221	572	
Amended	343	200	
Willow Fraction	293	30	418382
Willow Fraction No. 1	293	31	418383
Willow Fraction No. 2	293	32	418384
Willow Fraction No. 3	293	33	418385
Goldfield Concentrates Mill Site	8	423	102449
McBear 1	408	582	700644

(360 unpatened)

Battle Mountain
Water rights Including the following:
Water right certificate to Galena Spring No. 7592
Water right certificate to Shiloh Shaft No. 759375
Styles water permits No.s 7665, 7684, 28960, 9811.

Water right applications No.s
49038, 49039, 49053.

RECT'D - BLM - NSO
8:00 A.M. FEB 06 2006

11